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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

        Date of Report (Date of earliest event reported): October 4, 2006

                             WILD OATS MARKETS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                    0-21577                84-1100630
(State or other jurisdiction of       Commission            (I.R.S. Employer
 incorporation or organization)       File Number        Identification Number)

                               3375 Mitchell Lane
                             Boulder, Colorado 80301
          (Address of principal executive offices, including zip code)

                                 (303) 440-5220
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         (a) Wild Oats Markets, Inc., a Delaware corporation (the "Company"), and Roger E. Davidson executed an offer letter containing terms of employment in connection with Mr. Davidson's appointment as Senior Vice President of Merchandising and Marketing, effective October 23, 2006. See
Item 5.02 for a brief description of the material terms of employment described in the offer letter.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (c) The Company has appointed Roger Davidson as Senior Vice President of Merchandising and Marketing, effective October 30, 2006.
Mr. Davidson, 53 years old, was most recently the Senior Vice President and Chief Operating Officer, Retail Food Companies, of Supervalu, Inc., from December 2004 through June 2006. From December 2003 to December 2004, he was Senior Vice President of Grocery Procurement, Merchandising, and Own Brand for H.E.B. Grocery, a regional Texas-based grocer. From December 2000 to December 2003, he was Senior Vice President of Non-Perishables, Corporate Brands and Global Sourcing for Ahold USA, a leading global food retailing company. Prior to that, Mr. Davidson served in a variety of operations and management roles in his 37-year long career in the food retailing industry.

         Mr. Davidson's compensation arrangement with the Company provides for an initial base annual salary of $350,000, with certain bonus opportunities conditioned on continued employment including a guaranteed bonus of $43,750 for 2006, payable in 2007, and a guaranteed bonus for 2007, in the greater of $75,000, or the amount earned under the Company's corporate office bonus program. The Company has created an individual equity incentive plan as an inducement to Mr. Davidson's entry into employment, which includes the reservation of 100,000 shares of the Company's common stock, with the intention of granting stock options for such shares on Mr. Davidson's first day of employment, at an exercise price equal to closing sales price of the Company's common stock on the last market trading day prior to the day of the grant.
Mr. Davidson's compensation arrangement also includes entering into a severance agreement providing for, among other things, payments in the event that employment with the Company is terminated by the Company other than for "cause" or by the individual for "good reason" (as defined in such agreement) within 24 months following a "change in control" (as defined in such agreement) of the Company. Mr. Davidson will be entitled to receive reimbursement of approved relocation expenses up to $90,000, grossed up for taxes, and temporary housing expenses for up to three months.

         There have been no transactions between Mr. Davidson or any member of his family and the Company since the beginning of the Company's last fiscal year. Additionally, there are no family relationships between Mr. Davidson and any director or executive officer of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K:

EXHIBIT 99.1 PRESS RELEASE OF WILD OATS MARKETS, INC. DATED OCTOBER 10, 2006.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                         Wild Oats Markets, Inc.
                                                         (Registrant)

                                                         By:  /s/ Freya R. Brier
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                                                              Freya R. Brier
Date: October 10, 2006                                        Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.     Description
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Exhibit 99.1    Press Release of Wild Oats Markets, Inc. dated October 10, 2006.